UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________

FORM 8-K
 _____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2018
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DXC TECHNOLOGY COMPANY
(Exact name of Registrant as specified in its charter)
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Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (703) 245-9675
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Separation-Related Agreements

On May 31, 2018, DXC Technology Company (“DXC”) entered into several agreements with Perspecta Inc. (“Perspecta”) that set forth the principal actions taken or to be taken in connection with DXC’s spin-off of Perspecta (the “Spin-Off”) and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement

•	an Employee Matters Agreement;

•	a Tax Matters Agreement;

•	an Intellectual Property Matters Agreement;

•	a Transition Services Agreement;

•	a Real Estate Matters Agreement;

•	a Non-US Agency Agreement

(collectively, the “Separation Agreements”).

A summary of the material terms and conditions of each of the Separation Agreements can be found in the section titled “The Separation and Distribution Agreement and Ancillary Agreements” of the Information Statement provided to DXC stockholders and filed as Exhibit 99.1 (the “Information Statement”), which summaries are incorporated herein by reference. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is attached as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively, and is incorporated herein by reference.

Accounts Receivable Purchase Agreement

On May 31, 2018, Enterprise Services LLC (the “Seller”), a wholly-owned subsidiary of DXC prior to the Spin-Off, entered into a Second Amendment to Master Accounts Receivable Purchase Agreement (the “Second Amendment”), among the Seller, MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd., New York Branch) (“MUFG”), as administrative agent (the “Agent”), and MUFG, The Bank of Nova Scotia and Mizuho Bank, Ltd., as purchasers (collectively, the “Purchasers”), which amends that certain Master Accounts Receivable Purchase Agreement, dated as of July 14, 2017 (as amended by that certain First Amendment to Master Accounts Receivable Purchase Agreement, dated as of January 23, 2018, and the Second Amendment, the “Purchase Agreement”). DXC entered into a Guaranty (the “Guaranty”), dated as of July 14, 2017, made in favor of the Agent, pursuant to which DXC guarantees the obligations of the Seller under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, DXC requested a termination of the Guaranty in connection with the implementation by DXC of a corporate restructuring which resulted in DXC no longer being the direct or indirect parent of the Seller prior to the Spin-Off. Effective as of May 31, 2018, the Spin-Off became effective and the Guaranty was terminated. Following the Spin-Off, Perspecta became the indirect parent of the Seller and executed a new guaranty of the Seller’s obligations under the Purchase Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Separation and Distribution Agreement, dated as of May 31, 2018, by and between DXC and Perspecta, DXC completed the previously announced separation of its U.S. Public Sector business (the "Separation"), which was accomplished by the pro-rata distribution as of 11:59 pm EDT on May 31, 2018 of all the issued and outstanding common stock, par value $0.01 per share, of Perspecta (the “Perspecta Common Stock”) to DXC’s stockholders of record (the “Distribution”). Prior to the Distribution, Perspecta distributed approximately $984 million in cash to DXC. In the Distribution, DXC stockholders received one share of Perspecta Common Stock for every two shares of DXC common stock.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial information of DXC giving effect to the Separation, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2.

(d) The following exhibits is filed herewith.

Exhibit No.	Description of Exhibit
2.1	Separation and Distribution Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.2	Employee Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.3	Tax Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.4	Intellectual Property Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.5	Transition Services Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.6	Real Estate Matters Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
2.7	Non-US Agency Agreement dated as of May 31, 2018 by and between DXC Technology Company and Perspecta Inc.
99.1	Information Statement (incorporated by reference to Exhibit 99.1 to Perspecta’s Form 10 (filed April 30, 2018) (file no. 001-38395))
99.2	Unaudited Pro Forma Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated:	June 6, 2018	By:	/s/ Paul N. Saleh
		Name:	Paul N. Saleh
		Title:	Executive Vice President and Chief Financial Officer